EXHIBIT 99.1

Company Contact:
Ira W. Berman

Chairman
800 524-2720

FOR IMMEDIATE RELEASE

CCA INDUSTRIES, INC. REPORTS THIRD QUARTER RESULTS AND DECLARES $0.07 PER SHARE DIVIDEND FOR THE FOURTH QUARTER

East Rutherford, NJ, October 15, 2010: CCA Industries, Inc. (NYSE Amex: “CAW”) announced today that its Board of Directors declared its twenty-sixth consecutive cash dividend, payable to shareholders of record as of November 1, 2010, and to be paid on December 1, 2010.

For the three month period ended August 31, 2010, the Company had total revenues of $12,596,400 and a net loss of $(598,225). For the same three month period in 2009, total revenues were $15,344,595 and net income was $1,599,346. Basic and fully diluted earnings per share were a loss of $(0.08) for the third quarter of 2010 as compared to earnings of $0.23 for the third quarter of 2009.

For the nine month period ended August 31, 2010, the Company had total revenues of $40,649,903 and a net loss of $(967,260). For the same nine month period in 2009, total revenues were $45,037,390 and net income was $2,417,847. Basic and fully diluted earnings per share were a loss of $(0.14), as compared to earnings of $0.34 for the same period in 2009.

During the first nine months of the 2010 fiscal year, the Company was affected by two significant events.

One event was a Class Action suit in California in regard to the advertising of the Company’s Mega-T Diet brand. The Company, although it does not agree that its advertising claims were misleading, has entered into a court approved settlement with the plaintiff for $2,500,000.

The second event was a one-time manufacturing deficiency in the production of the Company’s Plus White bleaching gels that took place with one of the Company’s subcontractors. The aforementioned required a recall of the product from the retailers commencing in the second quarter of 2010. Fortunately, the deficiency only related to the product’s efficacy and was not a safety issue.

These two events have materially affected the Company’s nine (9) month sales and earnings, and will have residual affects in the last quarter of our 2010 fiscal year.

The Company is still in a very strong financial position, and management believes that the Company will become profitable again in 2011.

CCA Industries Inc. manufactures and markets health and beauty aids, each under its individual brand name. The products include, principally, “Plus+White” toothpastes and teeth whiteners, “Mega-T“ Green Tea diet supplements, “Mega-T” Green Tea gum and mint products, “Bikini Zone” medicated topical and shave gels, “Nutra Nail” nail care treatments, “Scar Zone” scar treatment products, “Sudden Change” anti-aging skin care products, “Parfume de Vanille” fragrances, “Solar Sense” sun protection products, “Hair Off” hair removal and depilatory products, “Wash ‘N Curl” shampoos and conditioners and “Pain Bust RII” an analgesic product.

Statements contained in the news release that are not historical facts are forward looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which would cause actual results to differ materially form estimated results. Such risks and uncertainties are detailed in the Company’s filings with the Securities and Exchange Commission. No assurance can be given that the results in any forward-looking statement will be achieved and actual results could be affected by one or more factors, which could cause them to differ materially. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act.

CCA INDUSTRIES, INC.

THIRD QUARTER

NEWS RELEASE

Three Months Ended	August 31, 2010	August 31, 2009

Revenues	$12,596,400	$15,344,595
Net (Loss) Income	$(598,225)	$1,599,346
Per Share (Loss) Earnings
Basic	$(0.08)	$0.23
Diluted	$(0.08)	$0.23

Weighted Average Shares Outstanding

Basic	7,054,442	7,054,442
Diluted	7,054,442	7,054,442

Nine Months Ended	August 31, 2010	August 31, 2009

Revenues	$40,649,903	$45,037,390
Net (Loss)Income	$(967,260)	$2,417,847
Per Share (Loss) Earnings
Basic	$(0.14)	$0.34
Diluted	$(0.14)	$0.34

Weighted Average Shares Outstanding

Basic	7,054,442	7,054,442
Diluted	7,054,442	7,054,442